UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2012, Hennessy Advisors, Inc. (“Hennessy Advisors”) entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) between Hennessy Advisors and U.S. Bank National Association (“U.S. Bank”), which amended and restated the loan agreement previously entered into by the parties on July 1, 2005. The original principal amount of the loan is $18,400,000, which amount is payable in 60 consecutive monthly installments, with the final payment occurring on October 26, 2017. Amounts outstanding under the Loan Agreement will generally bear interest at an annual rate equal to 0.75% above U.S. Bank’s prime rate. All borrowings under the Loan Agreement are secured by substantially all of the assets of Hennessy Advisors.

The Loan Agreement contains customary restrictive covenants pertaining to the management and operations of Hennessy Advisors, including restrictions regarding stock repurchases and distributions. The Loan Agreement also includes certain financial covenants that require, among other things, (1) the maintenance of a consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization (excluding, among other things, certain non-cash gains and losses) (“EBITDA”) ratio of not more than (a) 2.75 to 1.00, measured as of the fiscal quarter ending March 31, 2013 and (b) 2.50 to 1.00, measured as of the last day of each fiscal quarter thereafter and (2) a consolidated fixed charge coverage ratio of at least 1.25 to 1.00, measured as of the last day of each fiscal quarter, with each quarterly measurement period calculated for the two fiscal quarters then ended. For the purposes of the consolidated debt to consolidated EBITDA ratio, consolidated EBITDA for the two consecutive fiscal quarter period of Hennessy Advisors ending on such day will be multiplied by two.

The Loan Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants required by the Loan Agreement, untrue or incorrect representations or warranties, insolvency or bankruptcy, the termination of certain of the management agreements between Hennessy Advisors and the mutual funds that it manages, Hennessy Advisors ceasing to be registered with the Securities and Exchange Commission as an investment adviser, the occurrence of certain events related to Hennessy Advisors’ employee compensation and benefit plans, certain judgment defaults and a change of control. If an event of default under the Loan Agreement occurs and is continuing, then U.S. Bank may declare any outstanding obligations under the Loan Agreement to be immediately due and payable. In addition, if Hennessy Advisors becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Loan Agreement will automatically become immediately due and payable.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement filed herewith as Exhibit 4 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

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Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

4	Second Amended and Restated Loan Agreement between Hennessy Advisors, Inc. and U.S. Bank National Association, dated October 26, 2012.

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signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

October 31, 2012	By:	/s/ Neil J. Hennessy
Neil J. Hennessy President

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HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated October 26, 2012

Exhibit	Description

4	Second Amended and Restated Loan Agreement between Hennessy Advisors, Inc. and U.S. Bank National Association, dated October 26, 2012.